Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Perrigo Company

Allegan, Michigan

      We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement (Form S-4) of our report dated July 23, 2004, relating to the consolidated financial statements and schedule of Perrigo Company appearing in the Company’s Annual Report on Form 10-K for the year ended June 26, 2004.

      We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO SEIDMAN, LLP

Grand Rapids, Michigan

December 22, 2004